UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2013 (March 28, 2013)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas		77010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On March 28, 2013, Memorial Production Partners LP (the “Partnership”) issued a press release announcing that the Partnership closed its previously announced acquisition of all of the outstanding equity interests in WHT Energy Partners LLC (“WHT”), which owns certain oil and natural gas producing and non-producing properties in East Texas and North Louisiana (the “Acquisition”). The Partnership acquired the properties for an adjusted purchase price of approximately $200 million, subject to customary post-closing adjustments. The Acquisition was funded through the net proceeds of the Partnership’s recent sale of common units representing limited partner interests in the Partnership in an underwritten public offering and borrowings under the Partnership’s revolving credit facility. A copy of the press release is furnished as Exhibit 99.1.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement, dated March 18, 2013, by and among Memorial Resource Development LLC (“Memorial Resource”), Tanos Energy, LLC, WildHorse Resources, LLC and Memorial Production Operating LLC (the “Purchase Agreement”), a copy of which was filed with the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 19, 2013.

Memorial Resource controls Tanos Energy, LLC and WildHorse Resources, LLC, which collectively owned the outstanding equity interests in WHT acquired in the Acquisition. Because this was a related party transaction, the conflicts committee of the board of directors of Memorial Production Partners GP LLC, the general partner of the Partnership (the “General Partner”), reviewed the Acquisition and the terms of the related transactions and agreements, engaged and consulted with independent financial and legal advisors with respect thereto, and granted “special approval” with respect to the Purchase Agreement and the Acquisition pursuant to the Partnership’s limited partnership agreement. Based upon that approval, and upon the recommendation of the conflicts committee, the board of directors of the General Partner approved the Acquisition.

Memorial Resource owns all of the voting interests in the General Partner, and affiliates of Memorial Resource own non-voting membership interests in the General Partner that entitle them collectively to 50% of all cash distributions and common units received by the General Partner in respect of the Partnership’s incentive distribution rights. Memorial Resource also owns 7,061,294 common units and 5,360,912 subordinated units representing limited partner interests in the Partnership representing an approximate aggregate 28% limited partner interest in the Partnership, based on the number of common units outstanding as of March 28, 2013. The General Partner owns a 0.1% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights, which entitle the General Partner to specified increasing percentages of cash distributions as the Partnership’s per-unit cash distributions increase. In addition, all of the executive officers of the General Partner hold similar positions with Memorial Resource, and many of the directors of the General Partner own economic interests, investments and other economic incentives in affiliates of Memorial Resource. All of the non-independent directors of the board of directors of the General Partner also have indirect economic interests in the Natural Gas Partners funds that own Memorial Resource, which interests entitle them to a portion of the profits generated by those funds in excess of certain return thresholds.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required in connection with the Acquisition are not included in this Current Report on Form 8-K. The Partnership will file the required financial statements within 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed with the SEC.

(b) Pro Forma Financial Information.

The financial statements required in connection with the Acquisition are not included in this Current Report on Form 8-K. The Partnership will file the required financial statements within 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed with the SEC.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated March 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: March 28, 2013	By:	/s/ Kyle N. Roane
Kyle N. Roane
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 28, 2013